SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 18, 2003


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                          0-27102                 23-2694937
------------                          -------                 ----------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
 of incorporation)                                          Identification No.)




2000 Cabot Blvd. West, Suite 110, Langhorne, PA                19047-1833
-----------------------------------------------                ----------
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On September 18, 2003, eGames, Inc. (the "Company") entered into a Business Loan Agreement with Hudson United Bank ("HUB") to permit the Company to borrow up to $500,000 from HUB. The term of this credit facility extends through December 1, 2004, as more fully described in the Press Release dated September 19, 2003, Business Loan Agreement, Promissory Note and Commercial Security Agreement, attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4 and incorporated herein by reference.

Item 7(c). Exhibits


Exhibit
Number                     Description
---------      --------------------------------------
99.1           Press Release dated September 19, 2003
99.2           Business Loan Agreement
99.3           Promissory Note
99.4           Commercial Security Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    eGames, Inc.


                                    By:/s/ Thomas W. Murphy
                                       ----------------------------------
                                       Thomas W. Murphy, Vice President and
                                       Chief Financial Officer
Dated: September 19, 2003

                                                             EXHIBIT 99.1

At eGames, Inc.
---------------
Jerry Klein, President & CEO
(215) 750-6606 (Ext. 118)
Tom Murphy, Vice President & CFO
(215) 750-6606 (Ext. 113)

For Immediate Release

                    eGAMES ANNOUNCES NEW BANKING RELATIONSHIP
                               AND CREDIT FACILITY


Langhorne, PA - September 19, 2003 - eGames, Inc. (OTCBB: EGAM), a publisher of Family Friendly(TM), value-priced consumer entertainment PC software games, today announced it has established a new banking relationship with Hudson United Bank ("HUB"), which will permit the Company to borrow up to $500,000, subject to certain restrictions, for working capital and short-term borrowing requirements.

Amounts outstanding under this credit facility will be charged interest at one-half of one percent above HUB's current prime rate and interest will be due monthly. Access to these funds will be limited to the lesser of $500,000 or seventy-five percent of qualified accounts receivable. This credit facility, which matures on December 1, 2004, is secured by all of the Company's assets and requires the Company, among other things, to maintain the following financial covenants to be tested quarterly: a total liabilities to tangible net worth ratio of 1.25 to 1.00 and a minimum tangible net worth requirement of $1.5 million.

About the Company:
------------------
eGames, Inc., headquartered in Langhorne, PA, develops, publishes and markets a diversified line of Family Friendly(TM), value-priced consumer entertainment PC software games. The Company promotes the eGames(TM), Game Master Series(TM), and Outerbound(TM) brands in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. eGames - Where the "e" is for Everybody!(R) Additional information regarding eGames, Inc. can be found on the Company's Web site at www.egames.com.